UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 8, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers.

On February 8, 2018, Nicholas Hagen, one of the directors serving on the Board of Directors of Inspired Entertainment, Inc. (the “Company”), wrote to the Company’s Board of Directors to inform it that he has decided not to be a candidate for an additional term as a director, due to personal professional reasons and not due to any disagreements with the Board, management or the Company. The Board is grateful for Mr. Hagen’s service and contributions in the Company’s inaugural year as a public company. We wish him the very best and continued success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ Luke L. Alvarez
Name: Luke L. Alvarez
Title: President and Chief Executive Officer

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